EXHIBIT 4.1

                               SERVICES AGREEMENT
                               ------------------


This Consulting Agreement ("Agreement") is dated January 13, 2003, between Terra Block Consolidated, Inc. ("Client"), and Sage Office Solutions, LLC, 5850 San Felipe, Suite 500, Houston, Texas 77057 ("SOS"). The following shall set forth our understanding regarding the services to be rendered

                                    RECITALS:

     Whereas, Client desires to obtain assistance administrative matters including their filings, annual meeting and other matters;

     Whereas, SOS has agreed to assist Client in the non-operational matters as may be required;

     Now, therefore, Client and SOS agree as follows:

1.   ENGAGEMENT  OF  SOS

Client hereby engages SOS to assist with administrative matters and other matters related to the planning and implementation of the annual meeting.

It  is  acknowledged  and  agreed  by  the Client that the Consultant carries no
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professional  licenses  and  is  not agreeing to act as a market-maker or render
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legal  advice or act as a CPA or accountant, nor act as an investment advisor or
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broker-dealer  within  the  meaning  of  applicable state and federal securities
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laws.  It is  further acknowledged and agreed by the Client that the services to
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be  provided  to  the  Client  hereunder  are  presently  not contemplated to be rendered in connection with the offer and sale of Securities in a capital raising transaction. The services of Consultant shall not be Exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

2.   FEES

Fees shall be based on the time spent and the complexity of the work. A retainer is required in an equal to Five Thousand ($5,000) dollars. SOS is agreeable to accepting payment in the Company's common stock registered under S-8 at a mutually agreeable price per share


3.   EXPENSES

For expenses incurred by SOS, Client agrees to pay SOS for all expenses and disbursements incurred by SOS on behalf of Client in connection with its performance of consulting services with a 15% mark-up These direct expenses must be approved in writing by Client. Approved expenses shall be paid immediately upon submission of invoice or in advance if necessary.


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4.   TERM

The term of this Agreement shall be two (2) years from the date hereof, and shall be renewable automatically for another one (1) year term, unless terminated by written notice on or before the expiration date. Client and SOS shall have the right to terminate this Agreement immediately upon written notice to Client if any representative or warranty made to Client by SOS, whether written or verbal, whether prior to or after the date of this agreement, shall prove to be materially false.

5.   CONFIDENTIALITY

The parties hereto understand that the terms of this Agreement shall be confidential, and neither party shall disclose the terms hereof, whether during or after the term hereof, except pursuant to court order or for the parties respective internal accounting and tax purposes. The foregoing notwithstanding, Client and SOS agree that the existence and terms of this Agreement shall be disclosed to potential investors in connection with the Placement, and shall make no disclosure to any person, except upon the agreement of the non-disclosing party or pursuant to court order, of any proprietary business information relating to (i) Client and its business; (ii) SOS and its business; and (iii) the identity of prospective investors identified by SOS.

6.   NON-CIRCUMVENTION  AGREEMENT

Client agrees that it shall take no action to circumvent SOS and contact directly any potential investor introduced to Client by SOS (collectively the "Non-circumvention Parties") without approval from SOS. Client further agrees that, in the event that Client completes a transaction with a Non-Circumvention Party at any time up to and including twelve months following the termination of this Agreement, then Client shall pay to SOS a commission or fee in connection with such transaction, calculated according to the terms set forth herein.

7.   INDEPENDENT  CONTRACTOR
     -----------------------

SOS agrees to perform its consulting duties hereto as and independent contractor. Nothing contained herein will be considered as creating an employer-employee relationship between Parties to this Agreement. The Client will not withhold or make any payments on behalf of SOS or its employees to any governmental agencies of any kind, including without limitation, income tax, FICA, social security, workers' compensation or unemployment insurance payments. The Parties hereto acknowledge and agree that SOS will provide its services in a professional manner in accordance with good industry practice and applicable laws, using its best efforts.

8.   YOUR  DUTY  TO  PROVIDE  INFORMATION  AND  COOPERATE  WITH  US
     --------------------------------------------------------------

We strive to provide the highest quality of services, and we expect from our clients the highest degree of cooperation and assistance. You agree to fully respond to any inquires we make, provide written materials or documents in a timely manner, and otherwise provide us with any and all information necessary.


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9.   DISCLAIMER  OF  RESPONSIBILITY  FOR  ACTS  OF  OTHER  PARTY
     -----------------------------------------------------------

The obligations of SOS described in this Agreement consist solely of the furnishing of information to Client in the form of services. In no event will SOS be required by this Agreement to represent or make management decisions for Client.

All final decisions with respect to acts and omissions of Client or any affiliates and subsidiaries, will be those of Client or such affiliates and subsidiaries, and SOS will under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such acts or omissions.

10.  INDEMNIFICATION
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Client  will  protect,  defend,  indemnify  and  hold  SOS  and  its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by Client; or (b) any legal action, including any counterclaim, based on any representation, warranty, covenant or agreement made by Client herein; or (c) gross negligence or willful misconduct by Client.

SOS will protect, defend, indemnify and hold Client and its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by SOS; or (b) any legal action, including any counterclaim, based on any representation, warranty, covenant or agreement made by SOS herein; or (c) gross negligence or willful misconduct by SOS.

11.  MISCELLANEOUS

Relationships of the parties. The parties agree that nothing in this Agreement shall be deemed to create, require or otherwise result in, as the case may be,
(i) the relationship of partnership between the parties; (ii) an employer-employee relationship; (iii) an agency relationship between the parties; (iv) SOS being deemed to be an "Investment Advisor", and "Underwriter" or a "Broker/Dealer" pursuant to the terms of any state or federal securities laws or regulations; or (v) SOS being deemed to be an "Affiliate" of Client pursuant to any state or federal securities laws or regulations. It is understood by the parties that SOS is an independent contractor, responsible for all of SOS's own local, state and federal taxes.

This Agreement shall be binding upon SOS and Client and shall inure to the benefit of both parties and their respective successors and permitted assigns, including any corporation with which or into which Client or its successor may be merged or which may succeed to its assets or business. Although the obligations of SOS are personal and may be performed only by SOS, SOS may assign this Agreement, with Client approval to any corporation which is wholly owned by SOS which corporation shall succeed to all of SOS's rights and obligations hereunder. Except for the foregoing, neither party shall assign its rights or obligations hereunder to any other entity without the prior written consent of the other, which consent shall not be unreasonably withheld.


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12.  COMPLETE  AGREEMENT

This Agreement encompasses the complete understanding of the parties with regard to the subject matter hereof, and supersedes all prior or contemporaneous understandings and agreements. No amendment or modifications hereof shall be effective absent the written consent of both parties.

13.  GOVERNING  LAW

THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.

                        ACKNOWLEDGMENT OF THIS AGREEMENT

Please acknowledge this agreement by signing and returning it to us, keeping a signed copy for your records.

APPROVED, ACCEPTED AND AGREED TO THIS 13th DAY OF JANUARY, 2003.

CLIENT


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Gregory Pitner, President


Sage Office Solutions


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Mary  E.  Pollock,  President


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